Exhibit 25.1

UNITED STATES

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification Number)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Laurel Melody-Casasanta

U.S. Bank National Association

Goodwin Square

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

(860) 241-6860

(Name, address and telephone number of agent for service)

Booking Holdings Inc.

(Exact name of obligor as specified in its charter)

Delaware	06-1528493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Connecticut Avenue Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15	Items 3-15 are not applicable because to the best of the trustee's knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the trustee now in effect.*

2.	A copy of the certificate of authority of the trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the trustee.**

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, and State of Connecticut on the 7th day of August, 2020.

By:	/s/ Laurel Melody-Casasanta
Laurel Melody-Casasanta
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 24, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 7, 2020

By:	/s/ Laurel Melody-Casasanta
Laurel Melody-Casasanta
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2020

($000’s)

3/31/2020
Assets
Cash and Balances Due From	$46,699,020
Depository Institutions
Securities	122,149,987
Federal Funds	2,807
Loans & Lease Financing Receivables	316,711,655
Fixed Assets	9,075,777
Intangible Assets	12,477,802
Other Assets	26,012,043
Total Assets	$533,129,091

Liabilities
Deposits	$405,823,094
Fed Funds	1,428,527
Treasury Demand Notes	0
Trading Liabilities	1,392,214
Other Borrowed Money	55,078,404
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,338,298
Total Liabilities	$481,910,537

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,132,907
Minority Interest in Subsidiaries	800,532
Total Equity Capital	$51,218,554

Total Liabilities and Equity Capital	$533,129,091

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